INVESTMENT MANAGEMENT SERVICES AGREEMENT

         AGREEMENT made the 11 day of April, 2001, by and between AXP VariablePortfolio - Investment Series, Inc. (the "Corporation"), a Minnesota corporation, on behalf of its underlying series fund: AXP Variable Portfolio -Equity Select Fund (the "Fund"), and IDS Life Insurance Company ("IDS Life") a Minnesota corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

(1) The Corporation hereby retains IDS Life, and IDS Life hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Corporation continuously with suggested investment planning; to determine, consistent with the Fund's investment objectives and policies, which securities in IDS Life's discretion shall be purchased, held or sold and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Fund all necessary research and statistical data in connection therewith; to furnish all services of whatever nature required in connection with the management of the Fund including transfer agent and dividend- disbursing agent services; to furnish or pay for all supplies, printed material, office equipment, furniture and office space as the Fund may require; and to pay or reimburse such expenses of the Fund as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Corporation and its underlying Fund. IDS Life agrees to maintain (directly or through the contract described in paragraph (7) of this Part One) an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. IDS Life agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing IDS Life's performance under this Agreement.

(2) IDS Life agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Fund as disclosed to IDS Life from time to time by the Fund and as set forth in its prospectuses and registration statements filed with the United States Securities and Exchange Commission (the "SEC").

(3) IDS Life agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Fund.

(4) The Fund agrees that it will furnish to IDS Life any information that the latter may reasonably request with respect to the services performed or to be performed by IDS Life under this Agreement.

(5) IDS Life is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, IDS Life may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if IDS Life determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or American Express Financial
       Corporation's ("AEFC") or IDS Life's overall responsibilities with respect to the Fund and other funds for which they act as investment adviser.

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(6)    It is understood and agreed that in furnishing the Fund with the services as herein provided, neither IDS Life, nor any officer, director or agent thereof shall be held liable to a Fund or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that IDS Life may rely upon information furnished to it reasonably believed to be accurate and reliable.

(7) The existence of an investment advisory agreement between IDS Life and AEFC is specifically acknowledged and approved.

Part Two: COMPENSATION TO INVESTMENT MANAGER

(1) The Corporation agrees to pay to IDS Life, and IDS Life covenants and agrees to accept from the Corporation in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.

       (a)      The asset charge

               (i) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each day on the basis of net assets as of the close of business of the full business day two (2) business days prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the asset charge for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

               (ii) The asset charge shall be based on the net assets of the Fund as set forth in the following table.

                        -----------------------------------------------
                          AXP Variable Portfolio - Equity Select Fund

                               Assets            Annual Rate at
                             (Billions)         Each Asset Level
                             ----------         ----------------
                             First $0.25             0.650%
                             Next   0.25             0.635
                             Next   0.25             0.620
                             Next   0.25             0.605
                             Next   1.00             0.590
                             Next   1.00             0.575
                             Over   3.00             0.560
                        -----------------------------------------------


       (b)      The performance incentive adjustment.

               (i) The performance incentive adjustment, determined monthly, shall be computed by measuring the percentage point difference between the performance of one share of the Fund and the performance of the Lipper Multi-Cap Growth Fund Index (the "Index"). The performance of one share of the Fund shall be measured by computing the percentage difference, carried to two decimal places, between the opening net asset value of one share of the Fund and the closing net asset value of such share as of the last business day of the period selected for comparison, adjusted for dividends or capital gain distributions treated as reinvested at the end of the month during which the distribution was made but without adjustment for expenses related to a particular class of shares. The performance of the Index will then be established by measuring the percentage difference, carried to two decimal places, between the beginning and ending Index for the comparison period, with dividends or capital gain distributions on the securities which comprise the Index being treated as reinvested at the end of the month during which the distribution was made.

               (ii) In computing the adjustment, one percentage point shall be deducted from the difference, as determined in (b)(i) above. The result shall be converted to a decimal value (e.g., 2.38% to 0.0238), multiplied by .01 and then multiplied by the Fund's average net assets for the comparison period. This product next shall be divided by 12 to put the adjustment on a monthly basis. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (a). Where Fund performance is exceeded by the Index, the amount so determined shall be a decrease in such fees. The percentage point difference between the performance of the Fund and that of the Index, as determined above, is limited to a maximum of
                        0.0012 per year.

               (iii) The 12 month comparison period will roll over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.

               (iv) If the Index ceases to be published for a period of more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under this paragraph (b) until such time as the Board approves a substitute index.

(2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3) The fee provided for hereunder shall be paid in cash by the Fund to IDS Life within five business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

(1)    The Corporation agrees to pay:

       (a) Fees payable to IDS Life for the latter's services under the terms of this Agreement.

       (b) All fees, costs, expenses and allowances payable to any person, firm or corporation for services under any agreement entered into by the Fund covering the offering for sale, sale and distribution of the Fund's shares.

       (c) All taxes of any kind payable by the Fund other than federal original issuance taxes on shares issued by the Fund.

       (d) All brokerage commissions and charges in the purchase and sale of assets.

(2) The Corporation agrees to reimburse IDS Life or its affiliates for the aggregate cost of the services listed below incurred by IDS Life in its operation of the Fund.

       (a)      All custodian or trustee fees, costs and expenses.

       (b)      Costs  and  expenses  in   connection   with  the  auditing  and
                certification of the records and accounts of the Fund by independent certified public accountants.

       (c) Costs of obtaining and printing of dividend checks, reports to shareholders, notices, proxies, proxy statements and tax notices to shareholders, and also the cost of envelopes in which such are to be mailed.

       (d)      Postage  on  all  communications,   notices  and  statements  to
                brokers, dealers, and the Fund's shareholders.

       (e) All fees and expenses paid to directors of the Fund; however, IDS Life will pay fees to directors who are officers or employees of IDS Life or its affiliated companies.

       (f) Costs of fidelity and surety bonds covering officers, directors and employees of the Fund.

       (g) All fees and expenses of attorneys who are not officers or employees of IDS Life or any of its affiliates.

       (h) All fees paid for the qualification and registration for public sales of the securities of the Fund under the laws of the United States and of the several states of the United States in which the securities of the Fund shall be offered for sale.

       (i)      Cost  of  printing   prospectuses,   statements   of  additional
                information and application forms for existing shareholders, and any supplements thereto.

       (j) Any losses due to theft and defalcation of the assets of the Fund, or due to judgments or adjustments not covered by surety or fidelity bonds, and not covered by agreement or obligation.

       (k)      Expenses   incurred  in   connection   with  lending   portfolio
                securities of the Fund.

       (l)      Expenses properly payable by the Fund, approved by the Board.

Part Four: MISCELLANEOUS

(1) IDS Life shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

(2)    A "full business day" shall be as defined in the By-laws.

(3) The Fund recognizes that AEFC and IDS Life now render and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Fund and that AEFC and IDS Life manage their own investments and/or those of their subsidiaries. AEFC and IDS Life shall be free to render such investment advice and other services and the Fund hereby consents thereto.

(4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Fund are or may be interested in AEFC or IDS Life or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of AEFC or IDS Life are or may be interested in the Fund as directors, officers, shareholders, or otherwise; or that AEFC or IDS Life or any successor or assignee, is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither AEFC or IDS Life, nor any officer, director or employee thereof or of the Fund, shall sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations or orders of the SEC.

(5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6) IDS Life agrees that no officer, director or employee of IDS Life will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

       (a) Officers, directors or employees of IDS Life from having a financial interest in the Fund or in IDS Life.

       (b) The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of IDS Life, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

       (c) Transactions with the Fund by a broker-dealer affiliate of IDS Life as may be allowed by rule or order of the SEC, and if made pursuant to procedures adopted by the Board.

(7) IDS Life agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of IDS Life under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Fund) or other assets by or for the Fund.

Part Five: RENEWAL AND TERMINATION

(1) This Agreement shall continue in effect for two years from the date of this Agreement, or until a new agreement is approved by a vote of the majority of the outstanding shares of the Fund and by vote of the Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Fund and (b) by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

(2) This Agreement may be terminated by either a Fund or IDS Life at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund. The vote of the majority of the outstanding voting shares of the Fund for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special

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       meeting duly called for the purpose,  of 67% or more of the Fund's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Fund, whichever is less.

(3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

           IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

AXP VARIABLE PORTFOLIO - INVESTMENT SERIES, INC.
        AXP Variable Portfolio - Equity Select Fund



By /s/ Leslie L. Ogg
       Leslie L. Ogg
       Vice President

IDS LIFE INSURANCE COMPANY



By /s/ Gumer C. Alvero
       Gumer C. Alvero
       Executive Vice President - Annuities